Exhibit 99
Joint Filer Information


Name:	Daniel B. Gilbert
Address:  20555 Victor Parkway, Suite 100, Livonia, MI  48152
Designated Filer:  David B. Katzman
Issuer and Trading Symbol:  1-800 CONTACTS, INC. (CTAC)
Date of Earliest Transaction Required to be Reported:  February 26, 2004

Signature:  	/s/ DANIEL B. GILBERT
Date:  	3/1/04


Name:	Camelot Ventures/CJ, L.L.C.
Address:  20555 Victor Parkway, Suite 100, Livonia, MI  48152
Designated Filer:  David B. Katzman
Issuer and Trading Symbol:  1-800 CONTACTS, INC. (CTAC)
Date of Earliest Transaction Required to be Reported:  February 26, 2004

Signature:  CAMELOT VENTURES/CJ, L.L.C.
By:  	/s/ DAVID B. KATZMAN
  Its:  Manager
Date:  	3/1/04


Name:	Camelot Ventures, L.L.C.
Address:  20555 Victor Parkway, Suite 100, Livonia, MI  48152
Designated Filer:  David B. Katzman
Issuer and Trading Symbol:  1-800 CONTACTS, INC. (CTAC)
Date of Earliest Transaction Required to be Reported:  February 26, 2004

Signature:  CAMELOT VENTURES, L.L.C.
By:  		/s/ DAVID B. KATZMAN
  Its:  Manager
Date:  	3/1/04


Name:	Lens Express LLC
Address:  20555 Victor Parkway, Suite 100, Livonia, MI  48152
Designated Filer:  David B. Katzman
Issuer and Trading Symbol:  1-800 CONTACTS, INC. (CTAC)
Date of Earliest Transaction Required to be Reported:  February 26, 2004

Signature:  LENS EXPRESS LLC
By:  		/s/ DAVID B. KATZMAN
  Its:  Manager
Date:  	3/1/04


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